Exhibit 10(b)(7)(h)

EXECUTION COPY

SIXTH OMNIBUS AMENDMENT

This SIXTH OMNIBUS AMENDMENT, dated as of November 7, 2007 (as amended, modified, waived, supplemented or restated from time to time, this “Amendment”), is by and among:

(1) U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns “U.S. Bank”), not in its individual capacity, but solely as Custodian (in such capacity, the “Custodian”) and as indenture trustee (in such capacity, the “Indenture Trustee”) under the Indenture (as defined below);

(2) CITIGROUP GLOBAL MARKETS REALTY CORP., a Delaware corporation (together with its successors and assigns, “Citigroup”), as note purchaser (in such capacity, the “Note Purchaser”) under the Note Purchaser Agreement (as defined below);

(3) NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company (together with its successors and assigns, “NewStar LLC”), as issuer (in such capacity, the “Issuer”) under the Indenture (as defined below) and as purchaser (in such capacity, the “Purchaser”) under the Sale and Servicing Agreement (as defined below);

(4) NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar Financial”), as seller (in such capacity, “Seller”) and as servicer (in such capacity, “Servicer”) under the Sale and Servicing Agreement (as defined below); and

(5) LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services (together with its successors and assigns, “USBPS”), as backup servicer (in such capacity, “Backup Servicer”).

INTRODUCTORY STATEMENT

NewStar Financial, as Seller and as Servicer, NewStar LLC, as Purchaser, and USBPS, as Backup Servicer, have entered into the Sale and Servicing Agreement, dated as of December 30, 2005 (the “Original Sale and Servicing Agreement”).

NewStar LLC, as Issuer, and U.S. Bank, as Indenture Trustee and as Custodian, have entered into the Indenture, dated as of December 30, 2005 (the “Original Indenture”).

NewStar LLC, as Issuer, NewStar Financial, as Seller and Servicer, and Citigroup, as Note Purchaser, have entered into the Note Purchase Agreement, dated as of December 30, 2005 (the “Original Note Purchase Agreement” and, together with the Original Sale and Servicing Agreement and the Original Indenture, the “Original Basic Documents”).

Pursuant to the Sale and Servicing Agreement, NewStar Financial has issued to the Issuer a Demand Note, dated December 20, 2005, with an aggregate initial principal amount of up to $30,000,000 (the “Original Demand Note”).

In April of 2006, the parties entered into a First Omnibus Amendment amending Appendix A to each of the Original Basic Documents. In June of 2006, the parties (i) entered into a Second Omnibus Amendment further amending Appendix A to each of the Original Basic Documents. In December of 2006, the parties entered into a Third Omnibus Amendment amending certain of the Original

Basic Documents (which included further amendments to Appendix A to each of the Basic Documents) and (ii) amended and restated the Original Note Purchase Agreement pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 22, 2006, among each of the parties to the Original Note Purchase Agreement. Concurrently with the execution and delivery of the Third Omnibus Amendment, NewStar LLC also executed and delivered a Continuing Agreement for Letters of Credit in favor of Citibank, N.A. (the “Reimbursement Agreement”). In February of 2007, the parties entered into a Fourth Omnibus Amendment, further amending Appendix A to each of the Basic Documents and Schedule 2 to the Servicing Agreement. In March of 2007, the parties entered into a Fifth Omnibus Amendment, further amending Appendix A to each of the Basic Documents and also amending Section 2.7(c) of the Sale and Servicing Agreement. The amendments, and amendments and restatements, referred to in the foregoing part of this paragraph are referred to as the “Prior Amendments.” The Original Note Purchase Agreement, the Original Sale and Servicing Agreement and the Original Indenture, as amended by the Prior Amendments, are referred to as the “Note Purchase Agreement,” the “Sale and Servicing Agreement” and the “Indenture,” respectively. The Note Purchase Agreement, the Sale and Servicing Agreement, the Reimbursement Agreement and the Indenture are referred to collectively as the “Basic Documents.” Appendix A (Usage and Definitions) to each of the Basic Documents, as amended by the Prior Amendments, is referred to as the “Definitions Appendix.”

Concurrently with the execution and delivery of this Amendment, the Issuer is executing and delivering the Amended and Restated Demand Note, dated as of the date hereof (the “Amended and Restated Demand Note”), in the form attached as Exhibit A to this Amendment and having a maximum aggregate principal amount of $40,000,000, against delivery and cancellation of the Original Demand Note.

The parties now wish to (1) amend the Definitions Appendix to reflect certain revised terms that have been agreed upon by the parties and (2) extend the Revolving Period in the manner set forth herein.

The parties hereto agree as follows:

Section 1. Definitions.

(a) Unless otherwise defined herein, all defined terms that are defined in the Sale and Servicing Agreement (as amended by this Amendment) or, if not therein defined, in the Amended and Restated Note Purchase Agreement (as amended by this Amendment) or, if not therein defined, in the Indenture (as amended by this Amendment) (including, in each case, the Definitions Appendix as amended by this Amendment), shall have the same meanings when used herein.

(b) The following is a list of terms defined in this Amendment:

—A—

Amended and Restated Demand Note		Introductory Statement
Amendment		Preamble
Applicable Documents		Section 5(a)

—B—

Backup Servicer		Preamble
Basic Documents		Introductory Statement

—C—

Citigroup		Preamble
Custodian		Preamble

—D—

Definitions Appendix		Introductory Statement

—E—

Effective Date		Section 2

—I—

Indenture		Introductory Statement
Indenture Trustee		Preamble
Issuer		Preamble

—N—

NewStar Financial		Preamble
NewStar LLC		Preamble
Note Purchase Agreement		Introductory Statement
Note Purchaser		Preamble

—O—

Original Basic Documents		Introductory Statement
Original Demand Note		Introductory Statement
Original Indenture		Introductory Statement
Original Note Purchase Agreement		Introductory Statement
Original Sale and Servicing Agreement		Introductory Statement

—P—

Prior Amendments		Introductory Statement
Purchaser		Preamble

—R—

Reimbursement Agreement		Introductory Statement

—S—

Sale and Servicing Agreement		Introductory Statement
Seller		Preamble
Servicer		Preamble

—U—

U.S. Bank		Preamble
USBPS		Preamble

Section 2. Amendments to Definitions Appendix.

Appendix A to each of the Basic Documents, is hereby amended, effective as of the date of this Amendment (the “Effective Date”), as follows:

(a) The definition of “Note Interest Rate” is hereby amended by adding the following additional paragraph at the end thereof:

“Notwithstanding any other part of this definition, with respect to any day that occurs on or after December 1, 2007, “Note Interest Rate” shall have the meaning specified in the Fee Letter (and, accordingly, with respect to any day from and after December 1, 2007, the portion of this definition that precedes this sentence shall have no force and effect and shall be deemed to have been replaced with the definition of “Note Interest Rate” set forth in the Fee Letter).”

(b) Clause (A)(y) of the definition of “Borrowing Base” is hereby amended to read in its entirety as follows:

“(y) the lesser of (1) 80% and (2) the advance rate commensurate with an “A2” rating by Moody’s to the Eligible Assets, as determined by Note Purchaser by application of the Moody’s Structured Note Model and the then current ratings criteria for similar Purchased Assets, based upon the collateral assumptions as provided by the Servicer pursuant to Section 7.10(a) or Section 7.10(f) of the Note Purchase Agreement, the procedures set forth in Section 7.10 of the Note Purchase Agreement”

(c) Clause (a) of the definition of “Excess Concentration Amount” is hereby amended to read in its entirety as follows:

“(a) the total Outstanding Funded Principal Balance of Eligible Assets that relate to a single Obligor (including any Affiliates thereof) exceeds $40,000,000;”

(d) The definition of “Demand Note” is hereby amended to read in its entirety as follows:

“‘Demand Note’ means the Amended and Restated Demand Note, dated as of November 7, 2007, and having a maximum aggregate principal amount of $40,000,000, by the Issuer in favor of NewStar Financial.”

(e) The following definition is hereby added to Appendix A to each of the Basic Documents:

“‘Fee Letter’” means the Fee Letter Agreement, dated as of November 7, 2007, among the Note Purchaser, the Indenture Trustee, NewStar and the Issuer.”

Section 3. Amendment to Sale and Servicing Agreement

Section 2.7(c) of the Sale and Servicing Agreement is hereby amended by replacing the date currently set forth therein with “November 7, 2010.”

Section 4. Amendments to Note Purchase Agreement.

The form of Demand Note attached as Exhibit D to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the form of Demand Note attached as Exhibit A to this Amendment.

Section 5. Extension of Revolving Period.

Notwithstanding Section 2.7(a) of the Sale and Servicing Agreement, the current Revolving Period shall end on November 5, 2008. Thereafter, the Revolving Period may be renewed for additional successive terms of 364 days, subject to and in accordance with Section 2.7 of the Sale and Servicing Agreement and the other provisions of the Basic Documents (which provisions, except as set forth in the first sentence of this Section 5, shall remain in full force and effect as written).

Section 6. Representations and Warranties of NewStar LLC and NewStar Financial.

Each of NewStar LLC and NewStar Financial represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Note Purchaser, the Indenture Trustee, the Issuing Bank, the Custodian and the Backup Servicer that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of (1) in the case of NewStar Financial, this Amendment and the Amended and Restated Demand Note and (2) in the case of NewStar LLC, this Amendment (the documents described in the foregoing sub-clause (1) or (2), as the case may be, being the “Applicable Documents” with respect to NewStar Financial or NewStar LLC, as the case may be;

(b) no consent of any person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of the Applicable Documents which has not been obtained;

(c) the Applicable Documents been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of the Applicable Documents will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to the Applicable Documents, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default (as defined in the Indenture or any other Basic Document) has occurred and is continuing; and

(f) on the date hereof, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement, and the representations and warranties set forth in Section 5.01 and Section 5.02 of the Note Purchase Agreement, are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date.

Section 7. Conditions to Effectiveness.

This Amendment shall become effective as of the date above written, if, and only if:

(a) each of the Note Purchaser, the Indenture Trustee, the Custodian and the Backup Servicer shall have received counterparts of this Amendment duly executed by NewStar LLC and NewStar Financial (in all of their respective capacities set forth herein);

(b) all representations and warranties contained in this Amendment or otherwise made in writing to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer in connection herewith shall be true and correct in all material respects;

(c) the Amended and Restated Demand Note has been duly, executed and delivered by the Issuer;

(d) the Additional Up-Front Fee (as defined in the Fee Letter) shall have been paid in full;

(e) Each of the Issuer and NewStar shall have executed and delivered the Fee Letter to Citigroup and the Indenture Trustee;

(f) such other information, materials and documentation as the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer, and/or their respective counsel, may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to such Person, as the case may be, and its counsel; and

(g) all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer and their respective counsel.

Section 8. Confirmation and Acknowledgement of the Obligations.

NewStar LLC hereby (i) confirms and acknowledges to the Note Purchaser that it is validly and justly indebted to the Note Purchaser, any other Noteholders and any other Persons party to the Basic Documents, as applicable, for the payment of all obligations due under the Basic Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Indenture, the Note and the other Basic Documents. NewStar Financial hereby confirms and acknowledges its obligations under the Basic Document and confirms that they will remain in effect following the execution and delivery of this Amendment.

Section 9. Ratification of Basic Documents.

This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Note or the Basic Documents or a waiver of any Event of Default under the Note, the Indenture or the other Basic Documents, whether or not known to the Note Purchaser, any other Noteholder or the Indenture Trustee or (ii) to prejudice any other right or rights which the Note Purchaser, any other Noteholder or the Indenture Trustee may now have or have in the future under or in connection with the Note or the Basic Documents or any of the instruments or agreements referred to therein. Except to the extent hereby modified, the Note and each of the Basic Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Note and the Basic Documents as heretofore amended or modified and as modified by this Amendment are hereby ratified and affirmed. After this Amendment becomes effective, all references to the Indenture, Note Purchase Agreement and Sale and Servicing Agreement, “hereof,” “herein,” or words of similar effect referring to the Indenture, Note Purchase Agreement or Sale and Servicing Agreement shall be deemed to mean the Indenture, Note Purchase Agreement or the Sale and Servicing Agreement as amended by the Prior Amendments and as further amended hereby. This Amendment shall not constitute a novation of the Indenture, Note Purchase Agreement or Sale and Servicing Agreement, but shall constitute an amendment thereof.

Section 10. GOVERNING LAW; JURISDICTION.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 11. Paragraph Headings.

The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

Section 12. Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13. Integration.

This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Basic Documents. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

Section 14. Severability.

If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

Section 15. Further Assurances.

The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment and the Amended and Restated Demand Note.

Section 16. Consultation with Advisors.

Each of the parties hereto acknowledge that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

Section 17. Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

Section 18. Costs and Expenses.

The Issuer agrees that the obligations of the Issuer pursuant to Section 10.13(a)(ii) of the Note Purchase Agreement shall extend to the preparation, execution and delivery of this Amendment, the Amended and Restated Demand Note and any other documentation contemplated hereby (whether or not this Amendment or the Amended and Restated Demand Note becomes effective or the transactions contemplated hereby and thereby are consummated), including, but not limited to, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Note Purchaser.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Indenture Trustee

By:	/s/ Kyle Harcourt
Name:	Kyle Harcourt
Title:	Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP., as Note Purchaser

By:	/s/ John Pawlowski
Name:	John Pawlowski
Title:	Authorized Signer

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as Purchaser and as Issuer

By:	NEWSTAR FINANCIAL, INC., its designated manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR FINANCIAL, INC., as Purchaser and as Issuer

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

LYON FINANCIAL SERVICES, INC., as Backup Servicer

By:	/s/ John Docker
Name:	John Docker
Title:	Senior Vice President

EXHIBIT A

FORM OF DEMAND NOTE

(See attached)

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THIS AMENDED AND RESTATED DEMAND NOTE (THIS “DEMAND NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS DEMAND NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THIS DEMAND NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS HEREOF.

AMENDED AND RESTATED DEMAND NOTE

$40,000,000	November 7, 2007

Reference is made to that certain Sale and Servicing Agreement dated as of December 30, 2005 (together with all exhibits, appendices, amendments and supplements thereto, the “Sale and Servicing Agreement”) by and among NewStar Financial, Inc., as seller and as servicer, NewStar Warehouse Funding 2005 LLC, as purchaser, and Lyon Financial Services, Inc., as backup servicer. Capitalized terms used but not defined herein shall have the meanings set forth in Appendix A to the Sale and Servicing Agreement.

This Amended and Restated Demand Note amends and restates that certain Demand Note, dated as of December 30, 2005, made in the principal amount of $30,000,000 by NewStar Financial, Inc. in favor of NewStar Warehouse Funding 2005 LLC (the “Existing Demand Note”).

FOR VALUE RECEIVED, the undersigned, NEWSTAR FINANCIAL, INC., a Delaware corporation (the “Obligor”), hereby promises to pay on demand as provided herein to the order of NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Holder”), in the manner as set forth below, an amount of FORTY MILLION UNITED STATES DOLLARS (U.S. $40,000,000) or such lesser amount as may be demanded hereunder but in any event not to exceed the Maximum Amount as of the related date of demand, together with interest thereon if not paid when due as provided herein. “Maximum Amount” means an amount equal to the lesser of (1) (a) U.S. $40,000,000 minus (b) the sum of (i) the aggregate Outstanding Principal Balance of all Delinquent Assets or Charged-Off Assets substituted or repurchased by the Seller pursuant to Section 6.1(a) of the Sale and Servicing Agreement plus (ii) the aggregate principal payments made hereunder and (2) (a) the product of (i) ten percent (10%) multiplied by (ii) the highest aggregate outstanding Note Balance of the Notes during the twelve (12) month period immediately preceding the date of demand hereunder (or such shorter period beginning on December 30, 2005 and ending on the date demand is made hereunder if such period is less than twelve (12) months), minus (b) the aggregate during such 12 month period, or such shorter period, as applicable, of the sum of (i) the aggregate Outstanding Principal Balance of all Delinquent Assets or Charged-Off Assets substituted or repurchased by the Seller pursuant to Section 6.1(a) of the Sale and Servicing Agreement plus (ii) the aggregate principal payments made hereunder. Payments hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts. This Demand Note shall mature, terminate and be of no further force and effect upon the release by the Indenture Trustee of the Collateral pursuant to Section 8.4(b) of the Indenture.

From time to time, the Holder may make written demand on the Obligor to pay such portion of the principal amount hereof as is then demanded, but in no event in an amount in excess of the

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Maximum Amount as of the date of such demand, within ten (10) days following receipt of such notice of demand (each a related “Payment Date”). In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New York or of the Commonwealth of Massachusetts, such payment shall be or become due on the next succeeding business day. Payments of principal of, and interest on, this Demand Note shall be made by or on behalf of the Obligor to the Holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purposes as provided by the Holder in the related written demand for payment, without the presentation or surrender of this Demand Note or the making of any notation on this Demand Note. If all or a portion of the principal amount demanded hereunder is not paid when due on the related Payment Date, such overdue amount shall beat interest at a rate per annum equal to the lesser of the Note Interest Rate or the highest rate of interest permissible under applicable law, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Except as otherwise expressly set forth herein, the Obligor expressly waives presentment, demand, diligence, protest and notice of any kind whatsoever with respect to this Demand Note.

All amounts evidenced by this Demand Note and all principal payments made hereunder and the respective Payment Dates thereof shall be endorsed by the Holder on the schedule attached hereto and made a part hereof, provided, however, that the failure of the Holder to make such a notation shall not in any way limit or otherwise affect the obligations of the Obligor under this Demand Note.

The Holder may not sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of this Demand Note. Notwithstanding the foregoing, the Obligor acknowledges that the Holder has authorized the Note Purchaser to make demands hereunder as provided in Section 7.08 of the Note Purchase Agreement; the Obligor agrees to make payments then required to be made by it hereunder upon any such demand by the Note Purchaser into the Collection Account.

No failure or delay by the Holder in exercising any right, power or privilege under this Demand Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

In the event that one or more of the provisions of this Demand Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Demand Note, but this Demand Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

The Obligor and the Holder, by acceptance hereof, agree to treat this Demand Note as a capital contribution from the Obligor to the Holder.

This Demand Note and the rights and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of New York.

This Amended and Restated Demand Note shall be in substitution for and replacement of the Existing Demand Note. The Indebtedness evidenced by the Existing Demand Note is continuing Indebtedness and nothing contained herein shall be deemed to constitute payment, settlement, or a novation of the Existing Demand Note.

********

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Note to be executed and delivered on the date first written above.

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

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